EXHIBIT 31.2

CERTIFICATION  OF CHIEF FINANCIAL  OFFICER  PURSUANT TO SECURITIES  EXCHANGE ACT
RULES 13A-14 AND 15D-14 AS ADOPTED PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

     In connection  with the Form 10-QSB/A of Biomoda,  Inc. for the quarter ended June  30,  2007 (the  "quarterly  report")  as filed  with the  Securities  and Exchange  Commission on the date hereof, I John J Cousins as President and Chief Financial Officer of the Company, certify that:

1. I have reviewed this  quarterly  report on Form 10-QSB/A of Biomoda,  Inc. (the "registrant");

2. Based on my  knowledge,  this  quarterly  report  does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the  circumstances  under which such statements were made,  not  misleading  with respect to the period covered by his quarterly report;

3.  Based  on  my  knowledge,  the  financial  statements  and  other  financial information  included in this quarterly  report,  fairly present in all material respects the financial  condition,  results of operations  and cash flows of the registrant as of, and for the periods presented in this quarterly report;

4. I am responsible for  establishing  and maintaining  disclosure  controls and procedures  (as defined in Exchange Act rules  13a-15(e)  and  15d-15(e) for the registrant and have:

         a.  Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant,  including its consolidated subsidiary is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

         b. Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

         c.  Disclosed  in this report any change in the  registrant's  internal control over financial  reporting that occurred during the registrant's most recent fiscal quarter (the  registrant's fourth fiscal quarter in the case of an  annual  report)  that has  materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting;

5. I have  disclosed,  based on our most recent  evaluation of internal  control over financial  reporting,  to the  registrant's  auditors and the  registrant's board of directors (or persons performing the equivalent functions);

         a. All significant  deficiencies in the design or operation of internal controls  which  could  adversely  affect the  registrant's  ability to record, process, summarize and report financial information; and

         b. Any fraud,  whether or not  material,  that  involves  management or other  employees  who  have a  significant  role  in  the  registrant's  internal control over financial reporting.

Biomoda, Inc.

January 4, 2008	By:	/s/ John J Cousins
John J Cousins
President & Chief Financial Officer